Sales Report:Supplement No. 22 dated Aug 20, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 352966
This series of Notes was issued and sold upon the funding of the borrower loan #38264, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	A	Auction start date:	Jul-27-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Aug-10-2009

Starting lender yield:	9.42%	Starting borrower rate/APR:	10.42% / 13.99%	Starting monthly payment:	$32.46
Final lender yield:	5.95%	Final borrower rate/APR:	6.95% / 10.45%	Final monthly payment:	$30.85

Auction yield range:	4.23% - 9.42%	Estimated loss impact:	2.10%
Lender servicing fee:	1.00%	Estimated return:	3.85%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Feb-2004	Debt/Income ratio:	32%
Credit score:	720-740 (Jul-2009)	Current / open credit lines:	7 / 7	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	20	Length of status:	1y 7m
Amount delinquent:	$0	Revolving credit balance:	$1,466	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	5%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	111PROSP3RLENDER	Borrower's state:	RhodeIsland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	1 ( 100% )	720-740 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	660-680 (Apr-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	1
Description
NO LATE PAYMENTS-PERFECT CREDIT!!!!

As a prosper lender I know that it's tough when borrowers miss payments or worst, default.  I greatly appreciate your trust and I can assure you that your investment is safe.

Purpose of loan:
I will be using this loan to learn more about prosper as a borrower. I have over 15,000 dollars as a lender.  I understand what makes a good loan and I can assure all who bid on my listing will be getting a 100% safe investment. This money will be used to pay off some higher loan balances.

My financial situation:
I pay off my credit cards every month in full.  I have never paid credit card interest either. I am very good with money and truely care about my credit as you can see in my history.  No late payments ever!!!

Monthly net income:
I have over 18,000 dollars in stocks, around 10,000 cash and I also receive an over 1,700 dollars a month.

Monthly expenses:
My car is paid in full, and I live at home with my mother so my only other expense is gas, food and spending money.  no rent, morgage or any other expense.  I'm very savvy with personal finance.

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

SQUISHEE_JELLO	$25.00	$25.00	7/29/2009 6:36:52 AM
ujiba	$50.00	$50.00	7/30/2009 11:42:12 AM
amit_gu	$50.00	$50.00	7/30/2009 7:39:12 PM
Loansforlife	$50.00	$50.00	8/9/2009 11:42:52 AM
qkinger	$50.00	$50.00	8/9/2009 12:41:58 PM
gothampark	$25.00	$25.00	8/9/2009 2:41:44 PM
corndog4000	$40.00	$40.00	8/9/2009 11:28:19 PM
Firescreek	$25.00	$25.00	8/10/2009 6:00:53 AM
SanJoser	$200.00	$200.00	8/10/2009 9:24:31 AM
Champion_Lending	$35.00	$35.00	8/10/2009 12:08:23 PM
oldrebel	$25.00	$25.00	8/10/2009 11:07:53 AM
best-generosity-financier	$25.00	$25.00	8/10/2009 11:13:24 AM
plbquic	$50.00	$50.00	8/10/2009 12:20:03 PM
vtr1000	$25.00	$25.00	8/3/2009 9:40:37 AM
Earn_money	$25.00	$25.00	8/6/2009 4:48:54 PM
Newfoundcash	$25.00	$25.00	8/9/2009 3:14:43 PM
mchoops21	$25.00	$25.00	8/10/2009 12:26:08 AM
orangemutt	$75.00	$75.00	8/9/2009 6:46:36 PM
Galdis	$25.00	$25.00	8/9/2009 9:47:32 PM
njmlaj726	$50.00	$50.00	8/10/2009 9:52:21 AM
argentina78	$67.45	$50.00	8/10/2009 9:54:22 AM
dudebrah	$25.00	$25.00	8/10/2009 10:00:10 AM
RandyL3	$25.00	$25.00	8/10/2009 11:24:28 AM
23 bids
Borrower Payment Dependent Notes Series 419016
This series of Notes was issued and sold upon the funding of the borrower loan #38274, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,600.00	Prosper Rating:	C	Auction start date:	Aug-03-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Aug-17-2009

Starting lender yield:	18.05%	Starting borrower rate/APR:	19.05% / 21.37%	Starting monthly payment:	$58.69
Final lender yield:	18.00%	Final borrower rate/APR:	19.00% / 21.32%	Final monthly payment:	$58.65

Auction yield range:	8.23% - 18.05%	Estimated loss impact:	6.92%
Lender servicing fee:	1.00%	Estimated return:	11.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Dec-1999	Debt/Income ratio:	56%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	12 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	24	Length of status:	1y 1m
Amount delinquent:	$0	Revolving credit balance:	$14,519	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	66%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	brokestudent	Borrower's state:	Oregon	Borrower's group:	Lend2's Group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	46 ( 100% )	680-700 (Latest)
Principal borrowed:	$10,000.00	< mo. late:	0 ( 0% )	660-680 (Nov-2007) 700-720 (Feb-2007)
Principal balance:	$3,345.48	1+ mo. late:	0 ( 0% )
Total payments billed:	46
Description
Need Money to Start School Fast!
Help me get back to school Fast!? I have been trying unsuccessfully to get a new loan to start back to school this Fall.? I haven't had any luck with Prosper as far as getting lenders (only a few nibbles). I originally wanted to consolidate my debt into one payment but that isn't working out with the amount that I need.? So I decided to request the intial start up cost for me to go back to school. This is my tuition cost for one class plus books.?

Please help me out.? I already have a Bachelor's degree and Propser lenders helped me fund part of that.? Now I am enrolled in courses to gain a teaching certificate.? I am really good with my money and have a very tight and strict budget.? Trust me, no unnecessary spending here.? I have had Prosper loans in the past.? I just paid one off EARLY a couple months ago.?? I am on the way to paying my second one off a year early as well.? I am just hating being in debt.? However, to get ahead these days you need a proper education.? Any assistance would be greatly appreciated.

The last time I had placed a loan request on Prosper the following questions came up:
1.? Will I seek the commissioning program in the Air Force?? Yes, and I'm working on it now.
2.? Doesn't the Air Force pay for my schooling?? They did.? I used the GI Bill, I am not eliglible for loan repayment because of the GI Bill.? I currently use tuition assistance but that is limited.

I currently make $1650-$1900 per month.
I hold a full-time job and I am in the Air Force Reserves.???
I also have?a small part-position at the university.??This position is only a couple of hours a?week.?

I?have included my budget:?
Rent:??$400
Groceries? $100.00
Utilities??$100.00
Car Insurance?$ 82.00
Car Payment $287.00
Credit Cards??$280.00
Prosper Loan?$237.00?
???????????????????????????? Total: $1486.00

* I placed everything on the higher end.? Anything extra goes to my savings account or to make extra payments.

My DTI is high due to school loans through financial aid and any additional debt is due to charging school to the credit card, and the car loan. I have never had late payments and try to make extra payments when I can. I hate being in debt, and plan to get out as quick as possible.?? Thanks for your time.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

RainyDayFunds	$25.00	$25.00	8/7/2009 12:03:41 AM
mystss	$50.00	$50.00	8/14/2009 10:05:47 AM
SkyLoan	$25.00	$25.00	8/14/2009 2:36:16 PM
myduck	$75.00	$63.78	8/14/2009 2:47:42 PM
whazarook	$25.00	$25.00	8/15/2009 1:57:23 PM
CA_Lender	$25.00	$25.00	8/15/2009 11:01:22 PM
MsTabbyKats	$25.00	$25.00	8/16/2009 5:05:42 AM
whois-JohnGalt	$25.00	$25.00	8/16/2009 4:10:37 PM
lifegrowth	$25.00	$25.00	8/16/2009 10:19:43 AM
Astyanax	$25.00	$25.00	8/16/2009 9:22:42 PM
Astyanax	$25.00	$25.00	8/16/2009 9:23:02 PM
seadogs	$25.00	$25.00	8/17/2009 2:21:47 AM
sunnysally	$50.00	$50.00	8/17/2009 8:06:44 AM
seadogs	$25.00	$25.00	8/17/2009 2:22:19 AM
fireferd	$100.00	$100.00	8/17/2009 6:26:16 AM
Taho	$50.00	$50.00	8/17/2009 6:50:15 AM
geauxtigers29	$50.00	$50.00	8/17/2009 7:56:05 AM
hektek22	$249.31	$249.31	8/17/2009 8:58:00 AM
hektek22	$50.69	$50.69	8/17/2009 9:00:01 AM
ColoradoLender82	$25.00	$25.00	8/17/2009 9:10:13 AM
mala54	$25.00	$25.00	8/17/2009 9:38:26 AM
acg	$50.00	$50.00	8/10/2009 4:44:34 AM
head	$25.00	$25.00	8/11/2009 2:44:00 AM
KFoster	$50.00	$50.00	8/13/2009 4:56:49 AM
IPG1	$36.22	$36.22	8/14/2009 4:05:55 PM
head	$25.00	$25.00	8/15/2009 2:30:24 PM
jeffe43	$50.00	$50.00	8/15/2009 8:51:36 AM
element40	$25.00	$25.00	8/16/2009 6:08:01 PM
srthsvghdthtr	$25.00	$25.00	8/17/2009 4:21:24 AM
bitano	$50.00	$50.00	8/17/2009 6:44:50 AM
AbeHonestly	$25.00	$25.00	8/17/2009 7:40:40 AM
Moe87	$50.00	$50.00	8/17/2009 4:16:31 AM
Leshan	$50.00	$50.00	8/17/2009 6:48:19 AM
best-generosity-financier	$25.00	$25.00	8/17/2009 9:43:29 AM
LAKETIME	$25.00	$25.00	8/17/2009 8:57:49 AM
best-generosity-financier	$25.00	$25.00	8/17/2009 8:59:13 AM
lookin_up	$50.00	$50.00	8/17/2009 9:19:15 AM
enriched-truth	$25.00	$25.00	8/17/2009 9:50:45 AM
38 bids
Borrower Payment Dependent Notes Series 419378
This series of Notes was issued and sold upon the funding of the borrower loan #38254, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,500.00	Prosper Rating:	D	Auction start date:	Aug-05-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Aug-13-2009

Starting lender yield:	26.47%	Starting borrower rate/APR:	27.47% / 29.81%	Starting monthly payment:	$143.77
Final lender yield:	26.47%	Final borrower rate/APR:	27.47% / 29.81%	Final monthly payment:	$143.77

Auction yield range:	11.23% - 26.47%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Nov-1999	Debt/Income ratio:	32%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	12	Length of status:	6y 5m
Amount delinquent:	$0	Revolving credit balance:	$9,355	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	53%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	8	Homeownership:	No
Inquiries last 6m:	2
Screen name:	kytilidie	Borrower's state:	WestVirginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	11 ( 100% )	640-660 (Latest)
Principal borrowed:	$2,500.00	< mo. late:	0 ( 0% )	640-660 (May-2009) 660-680 (Jun-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	11
Description
Debt Consolidation
Purpose of loan:
This loan will be used to?payoff credit card debt.

My financial situation:
I am currently serving in the United States Air Force. I have been enlisted for the past 6 years as an intelligence analyst. My job requires a Top Secret clearance to perform my daily duties. I am trusted with sensitive material to protect the well being of my country.I I will take the same?responsibility?with those who help contribute to my loan. I am a?Staff Sergeant E-5 which?is my rank/paygrade. I am a newlywed and just celebrated my first anniversary in July. I have a daughter who is?4 months old.?? I am current on all of my debt obligations and this is something that I take very seriously since it is a requirement of my clearance status for my job. I?re-enlisted back?in 2006 for 6 years. My contract agreement expires in Feb 2012. I am a lifer and plan to serve?for 25 years. My contract also includes a monetary bonus of $1650/annually, which I recieve every July.?I thank you for viewing my listing and thank all who contribute in advance. If you have any questions or concerns, or need additional information, feel free to ask. I will respond at my earliest convience.

Monthly net income: $ 4167/month

Monthly expenses: $ 2505/month
??Housing: $?920/month
??Insurance: $ 160/month
??Car expenses: $ 500/month
??Utilities: $ 0
??Phone, cable, internet: $?125/month
??Food, entertainment: $ 200/month
??Clothing, household expenses $ 200/month
??Credit cards and other loans: $ 300/month
??Other expenses: $0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Mantis75	$25.00	$25.00	8/5/2009 3:15:46 PM
secobarbital	$25.00	$25.00	8/5/2009 3:14:09 PM
gilbow	$25.00	$25.00	8/5/2009 3:16:24 PM
skro	$25.00	$25.00	8/5/2009 11:11:13 PM
YoungSuccessLLC	$25.00	$25.00	8/6/2009 4:13:50 PM
mathprof	$25.00	$25.00	8/6/2009 6:58:05 PM
GElender	$25.00	$25.00	8/6/2009 6:58:13 PM
restech	$25.00	$25.00	8/6/2009 6:58:36 PM
personal-lender	$25.00	$25.00	8/6/2009 6:58:25 PM
decisive-capital	$30.00	$30.00	8/6/2009 6:58:41 PM
Artist_Blue	$25.00	$25.00	8/6/2009 6:58:50 PM
anton	$25.00	$25.00	8/6/2009 6:59:12 PM
fareast_man	$25.00	$25.00	8/7/2009 9:31:50 AM
redbomb5	$25.00	$25.00	8/7/2009 10:48:13 AM
money-expert	$25.00	$25.00	8/7/2009 4:31:24 PM
gravbox	$25.00	$25.00	8/7/2009 4:32:26 PM
YogaDude34	$25.00	$25.00	8/7/2009 4:33:12 PM
TrustinOthers	$25.00	$25.00	8/7/2009 4:32:30 PM
seisen	$50.00	$50.00	8/7/2009 4:34:15 PM
dough-bear	$50.00	$50.00	8/7/2009 4:35:41 PM
LAM26	$25.00	$25.00	8/7/2009 4:33:40 PM
MicroPod	$25.00	$25.00	8/7/2009 4:34:19 PM
108lender	$75.00	$75.00	8/7/2009 4:34:39 PM
brmar	$25.00	$25.00	8/7/2009 6:45:36 PM
whatknows	$25.00	$25.00	8/7/2009 6:56:05 PM
zeelender	$25.00	$25.00	8/8/2009 5:05:16 PM
LBOregon	$25.00	$25.00	8/9/2009 8:50:42 AM
Unitas4302	$200.00	$200.00	8/9/2009 5:15:12 PM
sk8ndive	$25.00	$25.00	8/10/2009 1:01:45 PM
mrzz	$25.00	$25.00	8/10/2009 6:20:22 PM
Aquafina24Ounce	$25.00	$25.00	8/11/2009 3:20:18 AM
moopi	$25.00	$25.00	8/11/2009 4:40:29 AM
pfenness	$25.96	$25.96	8/11/2009 11:16:34 AM
micrograin	$100.00	$100.00	8/12/2009 6:33:08 AM
majorf2136	$25.00	$25.00	8/12/2009 12:10:34 PM
PotBellyPete	$25.00	$25.00	8/12/2009 9:31:26 AM
Rips	$25.00	$25.00	8/12/2009 4:34:35 PM
jdc10128	$25.00	$25.00	8/12/2009 4:34:46 PM
omerta6102	$50.00	$50.00	8/12/2009 4:33:20 PM
draggon77	$25.00	$25.00	8/12/2009 4:36:56 PM
wampum-proton	$25.00	$25.00	8/12/2009 9:45:21 PM
andrewnar	$25.00	$25.00	8/12/2009 11:15:20 PM
Kanyon	$50.00	$50.00	8/13/2009 4:23:12 AM
KFoster	$25.00	$25.00	8/13/2009 4:43:29 AM
lcole32	$25.00	$25.00	8/13/2009 6:31:19 AM
fortytwo	$25.00	$25.00	8/13/2009 12:01:46 PM
heavy_ax	$25.00	$25.00	8/13/2009 10:30:36 AM
Jinja	$25.00	$25.00	8/13/2009 10:41:04 AM
sweety075	$25.00	$25.00	8/13/2009 4:14:20 PM
b2m80s	$25.00	$25.00	8/13/2009 4:22:49 PM
organized-power3	$25.00	$21.94	8/13/2009 4:45:02 PM
igotmoney	$25.00	$25.00	8/13/2009 5:04:59 PM
wise-silver-wonder	$25.00	$25.00	8/13/2009 5:32:00 PM
KiwiElf	$50.00	$50.00	8/13/2009 5:31:20 PM
Toby1montana	$29.60	$29.60	8/13/2009 6:16:29 PM
schoolchamp	$25.00	$25.00	8/6/2009 10:45:11 AM
puifais	$25.00	$25.00	8/6/2009 6:59:37 PM
SNH	$25.00	$25.00	8/6/2009 6:59:23 PM
unclejaef	$25.00	$25.00	8/6/2009 6:59:31 PM
FeedTheMachine	$146.62	$146.62	8/6/2009 6:59:44 PM
lagnisiruk	$25.00	$25.00	8/6/2009 6:59:49 PM
Firescreek	$25.00	$25.00	8/7/2009 12:24:54 PM
greenwell	$25.00	$25.00	8/7/2009 2:03:13 PM
ChrisTJ	$25.00	$25.00	8/7/2009 2:03:38 PM
rdecartus	$25.00	$25.00	8/7/2009 2:50:22 PM
rmachi	$25.00	$25.00	8/7/2009 4:28:04 PM
kyxysyx	$50.00	$50.00	8/7/2009 4:29:11 PM
gizzywump	$25.00	$25.00	8/7/2009 4:34:37 PM
red-sublime-return	$25.00	$25.00	8/7/2009 4:36:03 PM
natecam	$25.00	$25.00	8/7/2009 4:34:44 PM
Katahdin	$25.00	$25.00	8/7/2009 4:34:57 PM
LeoBUSIIT	$25.00	$25.00	8/7/2009 4:36:13 PM
TripleNickle	$25.55	$25.55	8/7/2009 8:24:32 PM
Raetha	$25.00	$25.00	8/7/2009 8:50:24 PM
mydreamsagain	$25.00	$25.00	8/8/2009 12:50:19 AM
thedreamer	$25.00	$25.00	8/8/2009 8:10:26 AM
schnatty	$25.00	$25.00	8/10/2009 5:15:20 AM
NATIVEBORN	$25.00	$25.00	8/10/2009 7:43:15 AM
oregonusa	$25.00	$25.00	8/10/2009 11:46:03 AM
head	$25.00	$25.00	8/10/2009 1:15:29 PM
mwl	$50.00	$50.00	8/10/2009 11:45:25 AM
Credit2Prosper	$25.00	$25.00	8/10/2009 11:45:35 AM
andycheb	$25.00	$25.00	8/10/2009 2:10:19 PM
mirolender	$25.00	$25.00	8/10/2009 4:34:09 PM
mrbill5548	$25.00	$25.00	8/10/2009 8:01:17 PM
kevlar	$25.00	$25.00	8/11/2009 11:22:49 AM
DER	$32.38	$32.38	8/11/2009 1:10:15 PM
bulabula	$25.00	$25.00	8/11/2009 7:20:08 PM
brightest-revenue-spark	$25.00	$25.00	8/12/2009 9:31:13 AM
mdf	$36.98	$36.98	8/12/2009 1:15:41 PM
buyrite334	$51.62	$51.62	8/12/2009 3:42:33 PM
jstefans	$25.00	$25.00	8/12/2009 4:34:25 PM
maverickfella	$25.00	$25.00	8/12/2009 4:36:08 PM
Elbanko	$25.00	$25.00	8/12/2009 4:37:55 PM
Georgetastic	$25.00	$25.00	8/12/2009 9:16:32 PM
yarg	$25.00	$25.00	8/12/2009 9:25:18 PM
delivery	$25.00	$25.00	8/12/2009 10:50:17 PM
Gbrad88	$200.00	$200.00	8/13/2009 1:08:27 AM
RusRobo	$25.00	$25.00	8/13/2009 4:50:18 AM
niceguy777	$25.00	$25.00	8/13/2009 10:37:09 AM
benrice	$25.00	$25.00	8/13/2009 4:08:20 PM
HunterSix	$25.00	$25.00	8/13/2009 5:04:53 PM
fund-virtuoso	$25.00	$25.00	8/13/2009 5:04:04 PM
nicklds	$25.00	$25.00	8/13/2009 5:02:47 PM
loan-master996	$49.35	$49.35	8/13/2009 5:04:51 PM
diverse2	$25.00	$25.00	8/13/2009 5:35:48 PM
106 bids
Borrower Payment Dependent Notes Series 420006
This series of Notes was issued and sold upon the funding of the borrower loan #38252, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction start date:	Aug-10-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Aug-14-2009

Starting lender yield:	29.18%	Starting borrower rate/APR:	30.18% / 34.21%	Starting monthly payment:	$42.55
Final lender yield:	29.18%	Final borrower rate/APR:	30.18% / 34.21%	Final monthly payment:	$42.55

Auction yield range:	11.23% - 29.18%	Estimated loss impact:	10.73%
Lender servicing fee:	1.00%	Estimated return:	18.45%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jul-1999	Debt/Income ratio:	Not calculated
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	17 / 14	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	24	Length of status:	0y 2m
Amount delinquent:	$0	Revolving credit balance:	$51,269	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	92%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	lawchick	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Finishing JD
I took some time off from school due to going through a divorce, & all of the issues that surrounded that. I have one student loan through the Univ. w/ a balance. In order to register for my last class, I must pay that balance off first. W/ the financial aid for which I am eligible, I'd be able to pay that off & have more than enough to cover all expenses. The catch is that I can't receive my financial aid unless I'm registered, but can't register until the balance is paid off.

The consequences of not finishing my degree this fall are significant. After finishing, I need to take a bar exam in order to become licensed, & it's only offered twice a year, w/ the results taking approx. 3 mos. to come back. My first chance to take the exam after a Dec. graduation is Feb., w/ the results coming back in April. If I'm unable to take that bar, my next chance is not until July, w/ results coming back in Oct. In this economy, a JD w/o bar admittance is worse than useless. Though having them by no means guarantees employment, not having them completely prevents working as an attorney. To delay my entrance into the legal working world for another entire year would have dire consequences on both my career path & my finances.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Humans, let's lend to this one! It's a great investment! Oh, I got a question, how fast do you plan on repaying this loan? PS: Please answer publicly. - hektek22
A: My plan is to repay it just as soon as my financial aid goes through, which is estimated to be the first week of September (the week classes start). Thanks for asking - couldn't fit that into the character limit of my request. :) (Aug-10-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

BrLender	$25.00	$25.00	8/10/2009 3:55:18 PM
hektek22	$300.00	$300.00	8/10/2009 7:01:24 PM
aztocas	$50.00	$50.00	8/10/2009 7:24:07 PM
stonehillloans	$25.00	$25.00	8/11/2009 6:46:43 PM
oregonusa	$25.00	$25.00	8/12/2009 8:40:09 AM
EEasyMoney	$25.00	$25.00	8/12/2009 10:11:37 PM
justme4now	$25.00	$25.00	8/13/2009 11:31:11 AM
skater	$25.00	$25.00	8/13/2009 12:04:38 PM
Gaelicman	$50.00	$50.00	8/13/2009 8:13:15 PM
genuine-diversification5	$50.00	$34.85	8/14/2009 12:43:42 PM
quintilian	$50.00	$50.00	8/14/2009 11:38:09 AM
umfan123	$26.96	$26.96	8/14/2009 6:46:06 PM
periko	$25.00	$25.00	8/10/2009 7:10:36 PM
Unitas4302	$50.00	$50.00	8/11/2009 5:49:53 AM
buyrite334	$42.01	$42.01	8/12/2009 8:38:19 AM
MONEY_IN_THE_BANK	$55.91	$55.91	8/13/2009 4:45:56 PM
Wyatte	$100.00	$100.00	8/13/2009 6:29:48 PM
SmallTown5	$25.00	$25.00	8/14/2009 2:47:33 AM
monstersdad	$40.27	$40.27	8/14/2009 6:51:12 PM
19 bids
Borrower Payment Dependent Notes Series 418841
This series of Notes was issued and sold upon the funding of the borrower loan #38257, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	AA	Auction start date:	Jul-31-2009
Term:	36 months	Estimated loss:	0.6%	Auction end date:	Aug-14-2009

Starting lender yield:	6.17%	Starting borrower rate/APR:	7.17% / 9.24%	Starting monthly payment:	$61.91
Final lender yield:	6.15%	Final borrower rate/APR:	7.15% / 9.22%	Final monthly payment:	$61.89

Auction yield range:	3.23% - 6.17%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Sep-1999	Debt/Income ratio:	12%
Credit score:	740-760 (Jul-2009)	Current / open credit lines:	13 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	48	Length of status:	3y 9m
Amount delinquent:	$0	Revolving credit balance:	$62,150	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	71%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	Svigel	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	16 ( 100% )	740-760 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	740-760 (Apr-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	16
Description
Scooter Got Stolen
Purpose of loan:
This loan will be used to finance the purchase of a scooter.? A month ago my scooter was stolen from my house and I was saving a lot of money because of the mpg that it got.

My financial situation:
I am a good candidate for this loan because I have already repaid one prosper loan and my financial condition has not changed.? I could pay cash for the scooter but I do not want to dip into my emergency fund for it.? Thank you for the consideration.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

bchen78875	$50.00	$50.00	7/31/2009 9:53:44 AM
tallcoolone	$25.00	$25.00	7/31/2009 9:55:11 AM
DukSerduk	$25.00	$25.00	7/31/2009 9:54:25 AM
rjleves	$25.00	$25.00	7/31/2009 9:54:33 AM
abuyama22	$25.00	$25.00	7/31/2009 9:55:53 AM
anton	$25.00	$25.00	7/31/2009 9:57:36 AM
greenback-floret	$25.00	$25.00	7/31/2009 9:58:02 AM
larrybird	$250.00	$190.08	7/31/2009 9:58:51 AM
albatross897	$25.00	$25.00	7/31/2009 10:09:35 AM
DementiaAddict	$50.00	$50.00	8/1/2009 11:30:40 AM
dostrust	$25.00	$25.00	8/2/2009 9:02:03 PM
Finchy78	$25.00	$25.00	8/3/2009 5:43:53 AM
John_14_6	$25.00	$25.00	8/3/2009 10:51:35 AM
Personal-Bond	$50.00	$50.00	8/3/2009 10:55:20 AM
SQUISHEE_JELLO	$25.00	$25.00	8/3/2009 1:12:07 PM
TNG812	$45.06	$45.06	8/3/2009 3:10:38 PM
qkinger	$50.00	$50.00	8/4/2009 6:16:32 PM
The-Lighthouse-Group	$25.00	$25.00	8/4/2009 8:11:09 PM
Dollars4Rent	$25.00	$25.00	8/5/2009 8:04:35 PM
Russia5M	$25.00	$25.00	8/6/2009 5:45:55 AM
HealthAndSafety	$50.00	$50.00	8/6/2009 7:24:35 PM
Ricajote	$50.00	$50.00	8/7/2009 3:45:02 PM
dospapalotes	$50.00	$50.00	8/8/2009 6:15:03 PM
Approved	$25.00	$25.00	8/9/2009 11:54:43 AM
LenderCB	$50.00	$50.00	8/10/2009 9:27:54 PM
Dollars4Rent	$25.00	$25.00	8/11/2009 7:48:29 PM
sgmm330	$50.00	$50.00	8/11/2009 8:02:50 PM
Hogan55	$50.00	$50.00	8/11/2009 6:38:15 PM
HAP2	$50.00	$50.00	8/13/2009 10:20:28 AM
internetsoldier	$31.99	$31.99	8/14/2009 3:46:11 AM
Avala	$25.00	$25.00	7/31/2009 9:54:01 AM
sas19	$25.00	$25.00	7/31/2009 9:52:50 AM
totoro	$25.00	$25.00	7/31/2009 9:54:18 AM
Sid-K	$50.00	$50.00	7/31/2009 9:53:10 AM
elated-justice	$25.00	$25.00	7/31/2009 9:56:49 AM
krishopper	$25.00	$25.00	7/31/2009 9:56:13 AM
888168	$50.00	$50.00	7/31/2009 9:56:07 AM
cyberie21	$40.00	$40.00	7/31/2009 9:57:29 AM
prossperous01	$25.00	$25.00	7/31/2009 12:09:58 PM
plbquic	$50.00	$50.00	7/31/2009 1:19:19 PM
otalon	$42.87	$42.87	7/31/2009 1:32:34 PM
helpful-dough	$50.00	$50.00	8/2/2009 10:14:59 AM
Algaes	$25.00	$25.00	8/3/2009 8:17:10 AM
market-assembler	$25.00	$25.00	8/4/2009 4:40:13 PM
Syzygy	$25.00	$25.00	8/6/2009 3:33:20 PM
springpanda	$50.00	$50.00	8/7/2009 1:38:48 PM
RadarLuv	$25.00	$25.00	8/12/2009 11:38:22 AM
YummiBear	$25.00	$25.00	8/12/2009 7:26:08 PM
bornsucka	$25.00	$25.00	8/13/2009 3:17:59 PM
Nasdaq	$50.00	$50.00	8/14/2009 5:40:54 AM
bondhedger	$25.00	$25.00	8/14/2009 6:31:19 AM
EmeritusX	$25.00	$25.00	8/14/2009 7:25:36 AM
best-generosity-financier	$25.00	$25.00	8/14/2009 9:46:16 AM
ultimatepaintball	$25.00	$25.00	8/14/2009 9:30:26 AM
54 bids
Borrower Payment Dependent Notes Series 419075
This series of Notes was issued and sold upon the funding of the borrower loan #38261, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,315.00	Prosper Rating:	C	Auction start date:	Aug-03-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Aug-17-2009

Starting lender yield:	25.00%	Starting borrower rate/APR:	26.00% / 28.96%	Starting monthly payment:	$52.98
Final lender yield:	18.43%	Final borrower rate/APR:	19.43% / 22.27%	Final monthly payment:	$48.49

Auction yield range:	8.23% - 25.00%	Estimated loss impact:	6.93%
Lender servicing fee:	1.00%	Estimated return:	11.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Oct-1991	Debt/Income ratio:	4%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	12	Length of status:	3y 11m
Amount delinquent:	$0	Revolving credit balance:	$3,319	Occupation:	Other
Public records last 12m / 10y:	0/ 2	Bankcard utilization:	94%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	37	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	hockeybar	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New TVs for my sports bar
Purpose of loan: - New TVs for my sports bar.
Looking to upgrade 3 of the old dinosaur tvs we have in our sports bar to new 32" HD Flat screens.??Right now we have big floor models.? The picture is not very sharp, they take up a lot of room and use a lot of energy.? Getting new flat screens would be a big improvement!? This will also help me to continue to rebuild my credit.

My financial situation:
I am a good candidate for this loan because I can afford to pay it back.??I have had a few credit issues in the past but,?I am current on all my current obligations.??My wife and I did have to file Chapter 13 back in 2004 but were able to get back on our feet and paid the plan off?early 4 years ago.? I work full time at the bar and she has a full time job with an engineering firm.? Most of our household bills are paid from her check.? The things below are the items I am expected to pay each month.?

Monthly net income: $3000 take home

Monthly (personal)?expenses: $
??Housing: $1450
??Car expenses: $120 - gas?for the month
??Other expenses: $75 occasionally pick up milk or?diapers or something on the way home.?
? Savings: $150 month
? Middle son's preschool tuition: $150/month
? Life insurance: $200
? Kids?college savings:?$200
? Entertainment - going out to eat or taking the kids to a movie once or twice a month:? $150
? Leaving?over?$500 a month?for anything else that comes up and?to repay this loan.?
Information in the Description is not verified.
Friends And Family Winning Bids
1Hockeyfan33 has bid a total of $25.00 in winning bids.
"I know "hockeybar" personally and know that this is a safe investment."
1 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Madron	$50.00	$50.00	8/3/2009 7:51:27 PM
Syzygy	$25.00	$25.00	8/6/2009 3:35:55 PM
GrayStudio	$25.00	$25.00	8/7/2009 7:30:33 PM
aldeed	$100.00	$100.00	8/10/2009 6:21:53 PM
MidnightBank	$25.00	$25.00	8/11/2009 4:31:47 PM
1Hockeyfan33	$25.00	$25.00	8/12/2009 10:46:02 AM
brilliant-balance	$25.00	$25.00	8/14/2009 7:45:43 AM
olemon1169	$25.00	$25.00	8/14/2009 9:28:33 AM
mystss	$50.00	$50.00	8/14/2009 10:09:19 AM
TicTac	$50.00	$50.00	8/14/2009 1:43:05 PM
power-cell	$50.00	$50.00	8/14/2009 7:42:33 PM
gilbrear	$25.00	$25.00	8/16/2009 5:20:48 AM
barkochva	$25.00	$25.00	8/16/2009 9:35:38 AM
dud	$50.00	$50.00	8/16/2009 4:05:51 PM
witty-compassion	$25.00	$25.00	8/16/2009 11:43:39 PM
myduck	$50.00	$50.00	8/17/2009 5:04:07 AM
warew	$25.00	$25.00	8/17/2009 7:44:29 AM
ExcellentGreen	$25.00	$25.00	8/3/2009 6:02:55 PM
whois-JohnGalt	$25.00	$25.00	8/9/2009 5:40:19 PM
MoNeYMaN5	$123.00	$123.00	8/10/2009 6:25:53 PM
twjh	$25.00	$25.00	8/11/2009 5:41:51 PM
engbusres	$39.00	$39.00	8/12/2009 9:56:13 PM
BankOfThomas	$82.21	$82.21	8/14/2009 12:57:15 PM
Snoopylover	$25.00	$25.00	8/15/2009 11:20:57 AM
aultraman	$25.00	$25.00	8/16/2009 7:26:51 AM
rlbbank	$25.00	$25.00	8/16/2009 9:05:36 AM
carmat60	$25.00	$25.00	8/15/2009 10:46:05 PM
andrelaplume	$35.00	$35.00	8/16/2009 9:30:23 AM
Leshan	$50.00	$50.00	8/16/2009 1:21:32 PM
bitano	$50.00	$50.00	8/17/2009 6:45:35 AM
investment-cluster	$25.00	$25.00	8/17/2009 8:00:58 AM
Taho	$50.00	$50.00	8/17/2009 6:52:04 AM
ColoradoLender82	$25.00	$25.00	8/17/2009 9:11:26 AM
best-generosity-financier	$25.00	$10.79	8/17/2009 9:55:41 AM
34 bids
Borrower Payment Dependent Notes Series 419287
This series of Notes was issued and sold upon the funding of the borrower loan #38255, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction start date:	Aug-04-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Aug-18-2009

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 18.67%	Starting monthly payment:	$34.67
Final lender yield:	12.50%	Final borrower rate/APR:	13.50% / 17.14%	Final monthly payment:	$33.94

Auction yield range:	8.23% - 14.00%	Estimated loss impact:	6.77%
Lender servicing fee:	1.00%	Estimated return:	5.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Feb-2000	Debt/Income ratio:	17%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	11	Length of status:	3y 6m
Amount delinquent:	$0	Revolving credit balance:	$2,925	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	81%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	wareagle13_0	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 100% )	660-680 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	660-680 (Jun-2008) 660-680 (Mar-2008)
Principal balance:	$704.28	1+ mo. late:	0 ( 0% )
Total payments billed:	12
Description
Personal Loan
Purpose of loan:
This loan will be used to pay for an unexpected car repair

My financial situation:
I am a good candidate for this loan because I pay all my bills on time and have never missed a payment in my life.

Monthly net income: $3200

Monthly expenses: $2350
??Housing: $820
??Insurance: $133
??Car expenses: $357
??Utilities: $160
??Phone, cable, internet: $80
??Food, entertainment: $300
??Credit cards and other loans: $500
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

CA_Lender	$25.00	$25.00	8/18/2009 6:33:59 AM
Stahl	$25.00	$25.00	8/14/2009 9:11:30 PM
rmpedi33	$25.00	$25.00	8/17/2009 9:02:12 AM
crdcteng	$25.00	$25.00	8/17/2009 10:07:59 AM
dudebrah	$25.00	$25.00	8/17/2009 12:26:19 PM
Snoopylover	$25.00	$25.00	8/17/2009 9:24:53 PM
bankar	$25.00	$25.00	8/18/2009 10:59:07 AM
maga	$50.00	$50.00	8/18/2009 12:23:07 PM
ORteacher	$50.00	$50.00	8/18/2009 11:59:02 AM
andrelaplume	$25.00	$25.00	8/18/2009 12:55:21 PM
rmpedi33	$25.00	$25.00	8/18/2009 1:10:06 PM
BellflowerBank	$35.79	$35.79	8/18/2009 2:54:38 PM
jjsparks28	$50.00	$50.00	8/18/2009 3:49:45 PM
Astyanax	$25.00	$25.00	8/6/2009 4:19:23 PM
klemer	$25.00	$25.00	8/7/2009 5:33:54 PM
Mumcuz	$150.00	$3.21	8/9/2009 3:19:33 PM
money-expert	$25.00	$25.00	8/13/2009 6:40:14 AM
euphoria8	$25.00	$25.00	8/13/2009 8:21:00 AM
sardarji	$25.00	$25.00	8/13/2009 6:35:09 PM
BankofBeth	$50.00	$50.00	8/16/2009 7:59:51 AM
Jinja	$25.00	$25.00	8/16/2009 10:52:23 AM
rob095	$25.00	$25.00	8/16/2009 7:32:53 PM
violaetain	$50.00	$50.00	8/16/2009 4:46:53 PM
qkinger	$50.00	$50.00	8/17/2009 11:22:48 AM
AsianDragon	$55.00	$55.00	8/17/2009 6:32:43 PM
kazanov	$50.00	$50.00	8/17/2009 8:32:44 PM
maccpro1	$50.00	$50.00	8/17/2009 10:20:09 PM
Leshan	$50.00	$50.00	8/18/2009 7:45:19 AM
shellstar	$31.00	$31.00	8/18/2009 1:09:17 PM
italisvital	$25.00	$25.00	8/18/2009 3:22:19 PM
30 bids
Borrower Payment Dependent Notes Series 419601
This series of Notes was issued and sold upon the funding of the borrower loan #38277, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction start date:	Aug-06-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Aug-19-2009

Starting lender yield:	26.43%	Starting borrower rate/APR:	27.43% / 29.77%	Starting monthly payment:	$164.23
Final lender yield:	25.40%	Final borrower rate/APR:	26.40% / 28.73%	Final monthly payment:	$162.02

Auction yield range:	11.23% - 26.43%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Oct-1992	Debt/Income ratio:	33%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	10 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	40	Length of status:	4y 0m
Amount delinquent:	$0	Revolving credit balance:	$7,368	Occupation:	Principal
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	collider	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan:
This loan will be used to? pay off credit cards. I hope to make a better life for my family of 5.

My financial situation:
I am a good candidate for this loan because? I am a veteran and principal. I am hard working and will be able to pay off this loan quickly. I am credible and a good citizen. Thank you for helping my family in our time of need.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Please list the current balance, interest rate, and minimum payments of the debts you plan to refinance. - Loan_Stranger
A: 2 cards= 1st card=1,600 19% $200 per month 2nd card=3,789 11% $250 per month (Aug-08-2009)
Q: Humans this is an excellent investment, let's lend to this one! Oh, I've got a question, how fast do you plan on repaying this loan? PS: Please answer publicly. - hektek22
A: Thanks for your encouragement and support. I would like to pay this loan back as fast as possible. My goal is before the 36 month term. (Aug-15-2009)
Q: I think your a great candidate to pledge / bid for!!... Can you briefly list payments on other car loans, personal loans, credit cards, mortgages, etc?..... Also, what are the monthly utilities, ins., living expenses, leases, etc. payments?.. THANKS! - SmartConsolidation
A: Thanks for your vote of confidence. Our mortgage and car loan is $1700. Other expenses total $2500. Total expenses are $4200. My wife and I have a combined take home amount of $7800. Hope this answers your questions. (Aug-18-2009)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Mantis75	$25.00	$25.00	8/6/2009 4:12:13 PM
YoungSuccessLLC	$25.00	$25.00	8/6/2009 4:13:54 PM
JohnSmallberries	$25.00	$25.00	8/6/2009 4:13:34 PM
gilbow	$25.00	$25.00	8/6/2009 4:12:39 PM
GElender	$25.00	$25.00	8/6/2009 6:58:16 PM
decisive-capital	$30.00	$30.00	8/6/2009 6:58:44 PM
anton	$25.00	$25.00	8/6/2009 6:59:15 PM
mathprof	$25.00	$25.00	8/6/2009 6:58:09 PM
SNH	$25.00	$25.00	8/6/2009 6:59:26 PM
UCLA4life	$25.00	$25.00	8/7/2009 12:11:06 PM
skro	$25.00	$25.00	8/7/2009 3:26:48 PM
FeedTheMachine	$150.00	$150.00	8/7/2009 4:33:13 PM
rdecartus	$25.00	$25.00	8/7/2009 4:36:19 PM
ChrisTJ	$25.00	$25.00	8/7/2009 4:34:48 PM
fareast_man	$25.00	$25.00	8/7/2009 6:50:18 PM
Raetha	$25.00	$25.00	8/7/2009 8:50:30 PM
greenwell	$25.00	$25.00	8/7/2009 6:50:16 PM
seisen	$50.00	$50.00	8/10/2009 9:33:15 AM
mrbill5548	$25.00	$25.00	8/10/2009 8:01:23 PM
Rockymtnhi	$36.39	$36.39	8/11/2009 10:35:34 AM
zeelender	$25.00	$25.00	8/11/2009 2:40:48 PM
sk8ndive	$25.00	$25.00	8/11/2009 4:32:15 PM
redbomb5	$25.00	$25.00	8/12/2009 4:33:10 PM
wampum-proton	$25.00	$25.00	8/12/2009 9:45:24 PM
delivery	$25.00	$25.00	8/12/2009 10:50:20 PM
108lender	$67.09	$67.09	8/13/2009 5:05:24 PM
NATIVEBORN	$25.00	$25.00	8/13/2009 5:03:36 PM
whatknows	$25.00	$25.00	8/14/2009 12:06:01 AM
joeirps	$25.00	$25.00	8/14/2009 2:52:14 AM
LAM26	$25.00	$25.00	8/14/2009 9:36:34 AM
honorable-yield	$25.00	$25.00	8/14/2009 11:06:06 AM
mrzz	$25.00	$25.00	8/14/2009 10:26:23 AM
draggon77	$25.00	$25.00	8/14/2009 1:33:40 PM
DER	$25.00	$25.00	8/14/2009 4:41:38 PM
jdc10128	$25.00	$25.00	8/14/2009 10:40:38 PM
HalfDayz	$50.00	$50.00	8/15/2009 4:16:36 PM
csarradio	$25.00	$25.00	8/15/2009 11:00:45 AM
Papa_Mema	$50.00	$50.00	8/16/2009 2:21:33 PM
unforgettable-funds	$25.00	$25.00	8/16/2009 10:52:02 AM
Jinja	$50.00	$50.00	8/16/2009 10:56:21 AM
BankofBeth	$50.00	$50.00	8/16/2009 7:50:22 PM
kyxysyx	$50.00	$50.00	8/17/2009 7:25:38 PM
majorf2136	$25.00	$25.00	8/17/2009 9:22:17 PM
compsciman	$50.00	$50.00	8/17/2009 9:24:51 PM
unclejaef	$25.00	$25.00	8/17/2009 9:25:23 PM
Toby1montana	$50.00	$50.00	8/17/2009 9:25:37 PM
Katahdin	$25.00	$25.00	8/17/2009 9:27:10 PM
shopzone	$25.00	$25.00	8/17/2009 10:59:41 PM
mtp	$50.00	$50.00	8/18/2009 5:40:47 PM
hektek22	$300.00	$300.00	8/18/2009 7:57:20 PM
econgineer	$83.83	$83.83	8/18/2009 7:55:03 PM
PrinceValium	$25.00	$25.00	8/18/2009 8:41:00 PM
E-B	$50.00	$50.00	8/19/2009 3:02:48 AM
Georgetastic	$25.00	$25.00	8/19/2009 8:09:58 AM
money-expert	$25.00	$25.00	8/19/2009 8:10:19 AM
rmachi	$25.00	$25.00	8/19/2009 8:10:10 AM
eboomer2611	$25.00	$25.00	8/19/2009 11:58:16 AM
twjh	$25.00	$25.00	8/19/2009 1:31:22 PM
secobarbital	$25.00	$25.00	8/6/2009 4:12:01 PM
personal-lender	$25.00	$25.00	8/6/2009 6:58:31 PM
Artist_Blue	$25.00	$25.00	8/6/2009 6:58:53 PM
lagnisiruk	$25.00	$25.00	8/6/2009 6:59:52 PM
schoolchamp	$25.00	$25.00	8/7/2009 2:35:21 PM
brmar	$25.00	$25.00	8/7/2009 6:45:41 PM
thedreamer	$25.00	$25.00	8/8/2009 8:10:37 AM
emance	$50.00	$50.00	8/9/2009 12:09:07 PM
schnatty	$25.00	$25.00	8/10/2009 5:15:29 AM
MicroPod	$25.00	$25.00	8/10/2009 3:45:25 PM
natecam	$25.00	$25.00	8/10/2009 1:10:57 PM
Loan_Stranger	$50.00	$50.00	8/11/2009 11:54:33 AM
TrustinOthers	$25.00	$25.00	8/11/2009 4:15:36 PM
KFoster	$25.00	$25.00	8/13/2009 5:05:19 AM
mercuriant	$25.00	$25.00	8/13/2009 5:10:23 PM
stonehillloans	$25.00	$25.00	8/14/2009 6:57:46 AM
mydreamsagain	$25.00	$25.00	8/14/2009 8:51:05 AM
willingnjc	$25.00	$25.00	8/14/2009 1:31:51 PM
slcchad	$25.00	$25.00	8/14/2009 3:30:38 PM
foothillender	$25.00	$25.00	8/16/2009 6:44:26 AM
fortytwo	$25.00	$25.00	8/17/2009 10:53:47 AM
restech	$25.00	$25.00	8/17/2009 3:41:05 PM
p2p-allocator	$25.00	$25.00	8/17/2009 4:32:55 PM
mwl	$25.00	$25.00	8/17/2009 9:15:40 PM
pfenness	$60.00	$60.00	8/17/2009 9:23:53 PM
heavy_ax	$25.00	$25.00	8/17/2009 9:25:15 PM
puifais	$25.00	$25.00	8/17/2009 9:25:22 PM
LBOregon	$25.00	$25.00	8/17/2009 9:27:02 PM
head	$25.00	$25.00	8/17/2009 9:27:11 PM
PotBellyPete	$25.00	$25.00	8/17/2009 11:09:50 PM
oregonusa	$25.00	$25.00	8/17/2009 11:09:36 PM
Unitas4302	$200.00	$200.00	8/18/2009 4:36:38 AM
KevinC_63366	$25.00	$25.00	8/18/2009 1:50:54 PM
Guerrilla_Man	$25.00	$25.00	8/18/2009 3:58:52 PM
TheColoradoDon	$25.00	$25.00	8/18/2009 4:13:02 PM
palpbert	$25.00	$25.00	8/18/2009 4:16:49 PM
Cre8iveCash	$25.00	$25.00	8/18/2009 4:52:08 PM
gizzywump	$25.00	$25.00	8/18/2009 5:05:39 PM
fund-virtuoso	$25.00	$25.00	8/18/2009 4:53:31 PM
KiwiElf	$50.00	$50.00	8/18/2009 7:00:38 PM
equitylender	$25.00	$25.00	8/18/2009 6:56:35 PM
Digs	$25.00	$25.00	8/18/2009 7:55:30 PM
Dollars4Rent	$25.00	$25.00	8/18/2009 8:17:40 PM
Stevenator	$25.00	$25.00	8/18/2009 8:07:49 PM
mrpowers5531	$25.00	$25.00	8/18/2009 8:36:20 PM
red-sublime-return	$25.00	$25.00	8/18/2009 8:40:31 PM
nasdaq87	$50.00	$50.00	8/18/2009 9:59:18 PM
SmartConsolidation	$25.00	$25.00	8/18/2009 10:39:32 PM
KFoster	$25.00	$25.00	8/19/2009 12:28:18 AM
Kaj	$25.00	$25.00	8/19/2009 7:37:17 AM
Aquafina24Ounce	$25.00	$25.00	8/19/2009 8:10:15 AM
Gross_Income	$50.00	$22.69	8/19/2009 8:10:29 AM
dough-bear	$50.00	$50.00	8/19/2009 8:10:25 AM
zooom7	$50.00	$50.00	8/19/2009 9:33:00 AM
roadster199	$25.00	$25.00	8/19/2009 12:17:39 PM
Nicksr	$50.00	$50.00	8/19/2009 12:52:18 PM
114 bids
Borrower Payment Dependent Notes Series 420315
This series of Notes was issued and sold upon the funding of the borrower loan #38258, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	C	Auction start date:	Aug-13-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Aug-15-2009

Starting lender yield:	21.75%	Starting borrower rate/APR:	22.75% / 25.02%	Starting monthly payment:	$77.16
Final lender yield:	19.10%	Final borrower rate/APR:	20.10% / 22.34%	Final monthly payment:	$74.43

Auction yield range:	8.23% - 21.75%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	12.16%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Apr-1999	Debt/Income ratio:	21%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	8 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	11	Length of status:	3y 10m
Amount delinquent:	$0	Revolving credit balance:	$4,014	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	45%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	1	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	thinker9	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Teacher Needs Mortgage $$$ for Aug.
Purpose of loan:
This loan will be used to cover my bills for the month of August only.?I?would use the money to pay my mortgage as well as a debt consolidation loan bill. I am a teacher and do not get paid?over the summer but will be able to pay the loan back by the end of this year.

My financial situation:
I am a good candidate for this loan because I am desperate to get out of debt and have taken steps to make it happen this year!
Monthly net income: $ 2,600

Monthly expenses: $
??Housing: $ 1100
??Insurance: $0
??Car expenses: $ 0
??Utilities: $ 100
??Phone, cable, internet: $ 100
??Food, entertainment: $ 100
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 500
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

gilbow	$25.00	$25.00	8/13/2009 4:33:30 PM
personal-lender	$25.00	$25.00	8/13/2009 4:35:27 PM
fizwahh	$30.00	$30.00	8/13/2009 4:36:19 PM
ramsbladder	$25.00	$25.00	8/13/2009 4:31:17 PM
Champpilot	$50.00	$50.00	8/13/2009 4:36:42 PM
mathprof	$25.00	$25.00	8/13/2009 4:34:15 PM
decisive-capital	$50.00	$50.00	8/13/2009 4:32:28 PM
Artist_Blue	$25.00	$25.00	8/13/2009 4:34:29 PM
puifais	$25.00	$25.00	8/13/2009 4:34:34 PM
anton	$25.00	$25.00	8/13/2009 4:33:24 PM
grf1945	$25.00	$25.00	8/13/2009 4:33:48 PM
Elbanko	$25.00	$25.00	8/13/2009 4:35:38 PM
02bob	$25.00	$25.00	8/13/2009 4:36:24 PM
thedreamer	$25.00	$25.00	8/13/2009 4:35:44 PM
red-sublime-return	$25.00	$25.00	8/13/2009 4:35:52 PM
crazycool	$35.00	$35.00	8/13/2009 4:36:28 PM
Aquani	$50.00	$50.00	8/13/2009 4:37:00 PM
jbarron	$25.00	$25.00	8/13/2009 4:37:40 PM
keeks	$25.00	$25.00	8/13/2009 4:36:54 PM
mmckune	$25.00	$25.00	8/13/2009 4:37:18 PM
hopethisworks	$50.00	$50.00	8/13/2009 4:37:22 PM
yield-lion	$25.00	$25.00	8/13/2009 4:37:45 PM
secobarbital	$25.00	$25.00	8/13/2009 4:39:02 PM
testobsessed	$100.00	$100.00	8/13/2009 4:39:28 PM
szetheli	$50.00	$50.00	8/13/2009 6:38:34 PM
loans-from-us-2-u	$50.00	$50.00	8/14/2009 5:57:34 AM
Bank_Of_XL	$100.00	$100.00	8/14/2009 9:32:12 AM
EngineersAlliance	$25.00	$25.00	8/14/2009 9:32:27 AM
Solve4X	$50.26	$50.26	8/14/2009 10:11:54 AM
gustavholstopus32	$25.00	$25.00	8/14/2009 9:09:40 PM
expectations	$25.00	$25.00	8/14/2009 6:12:06 PM
packrs1	$50.00	$50.00	8/15/2009 9:29:34 AM
tlp43	$25.00	$25.00	8/13/2009 4:33:34 PM
cyberie21	$40.00	$40.00	8/13/2009 4:34:01 PM
888168	$25.00	$25.00	8/13/2009 4:36:07 PM
GMPK_TLAS	$45.00	$45.00	8/13/2009 4:36:48 PM
zeelender	$25.00	$25.00	8/13/2009 4:37:07 PM
skuba	$25.00	$25.00	8/13/2009 4:32:02 PM
nodrivelpls	$25.00	$25.00	8/13/2009 4:37:32 PM
orindalender	$25.00	$25.00	8/13/2009 4:37:50 PM
SNH	$25.00	$25.00	8/13/2009 4:33:17 PM
incbx	$25.00	$24.74	8/13/2009 4:39:33 PM
unclejaef	$25.00	$25.00	8/13/2009 4:34:38 PM
rmachi	$25.00	$25.00	8/13/2009 4:34:49 PM
GElender	$50.00	$50.00	8/13/2009 4:35:01 PM
head	$25.00	$25.00	8/13/2009 4:33:42 PM
money-shaker	$25.00	$25.00	8/13/2009 4:35:49 PM
don8ter	$25.00	$25.00	8/13/2009 4:36:34 PM
Weaverville	$75.00	$75.00	8/13/2009 4:36:15 PM
VentureExplorer	$25.00	$25.00	8/13/2009 4:37:55 PM
sc-pjb11	$25.00	$25.00	8/14/2009 3:53:54 AM
stonehillloans	$25.00	$25.00	8/14/2009 6:59:11 AM
Maggie3	$25.00	$25.00	8/14/2009 10:12:39 AM
PotBellyPete	$25.00	$25.00	8/14/2009 11:59:30 AM
ladybug838	$25.00	$25.00	8/14/2009 8:52:21 PM
peb44	$100.00	$100.00	8/15/2009 5:15:53 AM
joecar1111	$25.00	$25.00	8/14/2009 9:43:14 PM
Pintu_Desai	$25.00	$25.00	8/15/2009 2:09:20 AM
58 bids